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                                                                    Exhibit 10.6
                            C. H. ROBINSON COMPANY
                         MANAGEMENT-EMPLOYEE AGREEMENT

                   ____________ hereinafter called Employee.

                                      I.
                                   RECITALS
                                   --------

     Employee has heretofore been employed by Company in significant sales and management positions and Employee wishes to continue such employment with the potential of increased responsibility and knowledge about the Company affairs.

                                      II.
                                  DEFINITIONS
                                  -----------

In this Agreement:

     A. "Company" means C. H. ROBINSON COMPANY and existing or future subsidiaries owned or controlled by said corporation.

     B.   "Confidential Information" shall mean,

          1. All information, written or oral, not generally known, or proprietary to the Company, about the Company's brokerage, marketing, accounting, merchandising, and information gathering techniques and methods, and all accumulated data, listings, or similar recorded matter used or useful in produce and transportation operations including but not limited to the insurance and carrier information files, 15-day brokerage reports, business forms, chain store advertisements and marketing aids.

          2. All information disclosed to me, or to which I have access during the period of my employment, for which there is any reasonable basis to be believed is, or which appears to be treated by the Company as Confidential Information, shall be presumed to be Confidential Information hereunder.

     C. "Competing Business" means any business, firm, undertaking, company or organization, other than Company, which;

          1. is engaged in, or is about to become engaged in, the produce or transportation brokerage business, or

          2. regardless of the nature of its business, either competes directly or indirectly with Company in the purchase and sale of produce and/or in contracting, arranging, providing, procuring, furnishing or soliciting transportation services, or

          3. has employed or potentially could employ the Company's services in produce brokerage or truck brokerage matters.

     D. "Customer" means any person, company or organization engaged in the produce or transportation industries as a shipper, receiver or carrier.

                                      III.
                         NATURE OF EMPLOYEE'S ACTIVITY
                         -----------------------------

     A. I am aware and acknowledge that the Company has developed a special competence in the produce and transportation industries and has accumulated as proprietary information (not generally known to others) more and better information about growers, shippers, truckers, trucking equipment, customers, purchasing agents and similar matters which are of unique value in the conduct and growth of the Company's
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business. This proprietary pool of information has enabled the Company to conduct its business with unusual success and thus afforded unusual employment opportunities and potential to its employees.

     B. In the course of my employment, I have been and wish to continue to be employed in a position or positions with the Company in which I may receive or contribute to Confidential Information as hereinabove defined. It is my desire to continue progressing in the Company in both sales and management capacities and I recognize optimum progression and specialization cannot take place unless Confidential Information relating to technology, processes plans, development, activity, customers and the like is entrusted to me.

     C. I acknowledge in the course of carrying out, performing and fulfilling my responsibilities in the Company, I have had access to and been entrusted with Confidential Information relating to the Company's business and customers and I recognize that disclosure of any such Confidential Information to competitors of the Company or to the general public would be highly detrimental to the Company. I further acknowledge that in the course of performing my obligations to the Company, I will be a representative of the Company to many of the Company's customers and in some instances, practically Company's sole and exclusive contact with the customer and as such will be significantly responsible for maintaining or enhancing the business and/or goodwill of Company with such customers.

                                      IV.
                             PROTECTION OF BUSINESS
                             ----------------------

     Therefore, in consideration of my employment by the Company and in consideration of the compensation to be paid to me from time to time during such employment,



I hereby agree as follows:

     A. Except as may be required in the performance of my employment duties with the Company, I will never at any time use, disclose, copy or assist any other person or firm ln the use, disclosure or copying of any Confidential Information.

     B. Upon termination of my employment with the Company, all records or copies of such Confidential Information in my possession whether prepared by me or others, and regardless of how the same came into my possession, will be turned over to the Company by me.

     C. For a period of two (2) years after termination of my employment with the Company, however occasioned, I will not:

          1. Directly or indirectly solicit, sell or render services to or for the benefit of any Competing Business, including a business which I may own in whole or in part, with any customer or prospective customer of Company with whom I worked or had regular contact, or on whose account I worked, at any time during the last two years of my employment with the Company; or

          2. Cause or attempt to cause any customer of the Company to divert, terminate, limit or in any manner modify or fail to enter into any actual or potential business relationship with Company.

          3. It is understood by me and agreed to by Company that upon termination of employment hereunder, I will not be restricted territorially from competing with Company so long as I comply with the
          -------------
          provisions of Part IV herein.

     D.   Extent of Services - I will devote my entire time, attention and
          ------------------
energies to the business of the Employer and shall not during the term of this Agreement, be engaged in any other business activity whether or not such business is pursued for gain, profit or other pecuniary advantage, but this shall not be construed as

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preventing me from investing my assets in such form or manner as will not require any services on my part in the day to day operation of the affairs and the companies in which such investments are made.

                                      V.
                         POST-EMPLOYMENT COMPENSATION
                         ----------------------------

     A. Except as provided in paragraphs C and D of this Part V, if following termination of employment with the Company, I am unable to obtain subsequent employment solely because of the provisions of Part IV C 1 and Part IV C 2 above, then, for each month of such unemployment and for a maximum of 24 consecutive months, Company shall make payments to me equal to my average compensation paid or accrued for the two (2) calendar years previous to termination (exclusive of employee benefits) up to a maximum of Two Thousand Dollars ($2,000.00) per month.

     B. During each month of unemployment and as a condition precedent to my claim for post- employment compensation, I agree:

          1.   to conscientiously seek employment, and

          2. to prepare and submit to the Company a detailed written account of my efforts to obtain employment, and

          3. to prepare and submit to the Company a written statement that I have not found employment and that the sole reason I was unable to obtain employment was due to the provisions of Part IV C 1 and Part IV C 2 above.

Company shall be afforded a ten (10) day period from the receipt of my written account to confirm the validity thereof, and upon expiration of said period, Company shall be obligated to make prompt payment of the monthly amount due under this paragraph.

     C. Company, at its option, may be relieved of making post-employment compensation payments:

          1. for any month during which I have not conscientiously sought employment, or

          2. for any month during which I have failed to account as provided for above, or

          3. by giving me written permission to accept available employment or a written release from the obligations of Part IV C above.

     D. Notwithstanding anything above to the contrary, Part V of this Agreement shall not apply if I am dismissed from employment for cause, i. e., dishonesty, embezzlement, violation of government rules and regulations, or flagrant and repeated failure to follow company rules, regulations and policies. However, in the event I am dismissed for cause, I acknowledge that the remainder of this Agreement (except Part V) shall remain in full force and effect.

                                      VI.
                                EXIT INTERVIEW
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     To insure a clear understanding of this Agreement, I agree to engage in an
Exit Interview with Company at a time and place designated by Company. I understand and agree that during said Exit Interview I will be:

     A. required to sign an affidavit attesting to my compliance with paragraphs IV A and IV B hereinabove.

     B. provided a list of Company's customers pursuant to paragraph IV C I hereinabove.

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     Company, at its option, may elect to conduct the Exit Interview either at the Company's principal headquarters in Minneapolis, Minnesota, or by phone, provided however that Company shall pay all reasonable travel and lodging expenses incurred by me in attending such Exit Interview.

                                     VII.
                               INJUNCTIVE RELIEF
                               -----------------

     In the event of a breach or threatened breach of Part IV C 1 and Part IV C 2 above, Company shall be entitled to a temporary and/or permanent injunction restraining such breach; but nothing herein shall be construed as prohibiting Company from pursuing any other remedy available to it for such breach or threatened breach.

                                     VIII.
                        SEPARATE AND DIVISIBLE COVENANTS
                       --------------------------------

     The covenants contained in this Agreement are intended to be separate and divisible covenants, and if for any reason, any one or more thereof shall be held to be invalid or unenforceable, in whole or in part, it is agreed that the same shall not be held to effect the validity or enforceability of any other covenant in this Agreement. The terms and period set forth in Part IV C 1 and
Part IV C 2 shall be reduced to the maximum permitted by the law actually applied to determine the validity of each such paragraph.

                                      IX.
                                 GOVERNING LAW
                                 -------------

     I agree that all of my obligations hereunder shall be binding upon my heirs, beneficiaries and legal representatives and that the law of the State of Minnesota shall govern as to the interpretation and enforceability of this Agreement.

     Signed and delivered this ____ day of __________, 199_.

WITNESSETH:


__________________________                   __________________________



Accepted for C.H. ROBINSON COMPANY, this ____ day of _________, 199_ at Eden Prairie, Minnesota. This Agreement becomes binding upon acceptance by the Company.

WITNESSETH:    C.H. ROBINSON COMPANY


__________________________                   __________________________
                                             President

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